UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 7, 2010

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Chenming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

+86 (536) 567-0008
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE

This Amendment No. 1 to the Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on June 8, 2010, is being filed: (i) to correct the disclosure regarding the parties to the M&A Agreement entered into by the Company on June 7, 2010, (ii) to revise Exhibit 10.1, which is a translation of the Chinese language M&A Agreement entered into by the parties thereto, and (iii) to add Exhibit 10.2, which is a Power of Attorney relating to the M&A Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2010, Gulf Resources, Inc. (the “Registrant”) and Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of the Registrant ("SCHC"), entered into an M&A Agreement with Qiuzhen Wang and Jinjin Li, individually and as Attorney-in Fact for Yueliang Wang, Kunming Tian, Gaoming Tian and Zhiqiang Wei, residents of the People’s Republic of China (the “Sellers”), pursuant to which SCHC shall, upon closing, acquire all right, title and interest in and to all assets owned by the Sellers utilized in the production of bromine and crude salt, located at the Shouguang City Yangkou Township, East of the Yangzhuang Villageas including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets).  The Purchased Assets have not been in production for more than six months.

In consideration for the Purchased Assets and for the value of the rights to the leased property located at Shouguang City Yangkou Township, East of the Yangzhuang Beishan Villageas, SCHC shall pay to the Sellers a total purchase price of RMB95 million ($13.9 million) (the “Purchase Price”), of which RMB90.25 million ($13.2 million) shall be paid in cash to Jinjin Li and RMB4.75 million ($695,655) shall be paid by the issuance of 70,560 shares of common stock of the Registrant (the “Shares”), of which 65,560 shares shall be delivered to Jinjin Li and 5,000 shares shall be delivered to Qiuzhen Wang within twenty (20) days after the Closing Date (as defined below).

An amount equal to RMB18.05 million ($2.6 million) of the cash portion of the Purchase Price shall be delivered to Jinjin Li upon the execution of the Agreement as a security deposit (the “Security Deposit”) pending the final assessment of the condition of the Purchased Assets and the Leased Property. If the assessment is not acceptable to SCHC, the parties shall negotiate a reduction in the Purchase Price.  If a mutually acceptable amount is not agreed, SCHC shall have the right to terminate the Agreement and have the Security Deposit returned.  If the assessment is acceptable to SCHC, the remainder of the cash portion of the Purchase Price shall be delivered to the Sellers within ten (10) days from the date that SCHC receives a satisfactory assessment report (the “Closing Date”).  Further, if SCHC is unable to deliver the remainder of the Purchase Price in the time frame prescribed, the Sellers have the right to terminate the Agreement and retain the Security Deposit.

As a result of this Agreement, the Purchased Assets including, without limitation, any and all bromine and crude salt that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits would be acquired by SCHC; provided, however, that SCHC shall not be liable for any debts, obligations and/or liabilities of the Sellers relating to the Purchased Assets and the Leased Property.

Pursuant to a Power of Attorney dated April 30, 2010 and signed by Yueliang Wang, Kunming Tian, Gaoming Tian and Zhiqiang Wei (the “Asset Owners”), the Asset Owners authorized Jinjin Li to be their Attorney-in-Fact with respect to the Purchased Assets and the Leased Property and authorized Jinjin Li to receive the Asset Owners’ consideration for the Purchased Assets and to allocate such consideration among the Asset Owners in proportion to their interest in the Purchased Assets and the Leased Property.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1	M&A Agreement by and between Shouguang Haoyuan Chemical Co., Ltd., Jinjin Li and Qiuzhen Wang dated June 7, 2010.

10.2	Power of Attorney, dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: August 16, 2010

Exhibit Index

Exhibit Number	Description

10.1	M&A Agreement by and between Shouguang Haoyuan Chemical Co., Ltd., Jinjin Li and Qiuzhen Wang

10.2	Power of Attorney, dated April 30, 2010